As filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-135550

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-135550

UNDER THE SECURITIES ACT OF 1933

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MEDIASHIFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1373949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

_______________

20062 SW Birch Street, Suite 220

Newport Beach, CA 92660

(Address of Principal Executive Offices and Zip Code)

_______________

JMG Exploration, Inc. Equity Compensation Plan

(Full titles of the plans)

_______________

Rick Baran

Chief Financial Officer

MediaShift, Inc.

20062 SW Birch Street, Suite 220

Newport Beach, CA 92660

(Name and address of agent for service)

(949) 407-8488

(Telephone number, including area code, of agent for service)

_______________

Copies to:

Mark L. Skaist, Esq.

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4117

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) relates to the following Registration Statement on Form S-8 (the “Registration Statement”) filed by MediaShift, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”):

•  Registration Statement No. 333-135550, originally registering an aggregate of 508,683 shares of the Registrant’s Common Stock, par value $0.001 per share (“Common Stock”) issuable under the JMG Exploration, Inc. Equity Compensation Plan.

After filing this Post-Effective Amendment, the Registrant intends to file a Form 15 to deregister its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

The Registrant has terminated any and all offerings of securities pursuant to the Registration Statement.  Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on March 28, 2014.

MEDIASHIFT, INC.

By:  /s/ David Grant

David Grant

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Grant David Grant	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 28, 2014

/s/ Rick Baran Rick Baran	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 28, 2014

/s/ Sanjeev Kuwadekar Sanjeev Kuwadekar	Chief Technology Officer and Director	March 28, 2014

/s/ Robert Burg Robert Burg	Director	March 28, 2014

/s/ Ed Cerkovnik Ed Cerkovnik	Director	March 28, 2014

/s/ Donald P. Wells Donald P. Wells	Director	March 28, 2014

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